                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM  8 - K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  May 31, 1999



                               Allin Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State of Other Jurisdiction of Incorporation)



         0-21395                                           21-1795265
 (Commission File Number)                      (IRS Employer Identification No.)

400 Greentree Commons, 381 Mansfield Avenue
Pittsburgh, Pennsylvania                                    15220-2751
(Address of Principal Executive Offices)                    (Zip Code)


                                 (412) 928-8800
              (Registrant's Telephone Number, Including Area Code)

     Certain matters in this report on Form 8-K constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by the words "believes," "expects," "anticipates," "intends," "estimates," and similar expressions. Readers are cautioned that any such forward-looking statements are not guarantees of performance and that matters referred to in such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Allin Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks and uncertainties discussed in the Allin Corporation's quarterly Report on Form 10-Q for the period ended March 31, 1999 throughout
Part I -- Item 2 -- Management's Discussion and Analysis of Financial Condition and Results of Operations and under the caption "Special Note on Forward-Looking Statements" included therein. Allin Corporation undertakes no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Item 5 -- Other Events

     This filing by Allin Corporation (the "Company") is being made to disseminate information concerning the effect on the Company's capital structure of preferred stock newly issued in May 1999 in exchange for previously outstanding preferred stock and promissory notes of the Company.

     Information included in this Report on Form 8-K includes the following:

         . Unaudited Consolidated Balance Sheet of Allin Corporation &
           Subsidiaries as of May 31, 1999

         . Unaudited Consolidated Statement of Operations of Allin Corporation &
           Subsidiaries for the Five Months Ended May 31, 1999

         . Unaudited Consolidated Statement of Cash Flows of Allin Corporation &
           Subsidiaries for the Five Months Ended May 31, 1999

         . Notes to Unaudited Consolidated Financial Statements of Allin
           Corporation

ALLIN CORPORATION & SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

   (Dollars in thousands)
         (Unaudited)

                                                                              May 31,
                                                                                1999
                                                                           ---------------

ASSETS

Current assets:
        Cash and cash equivalents                                        $          2,086
        Accounts receivable, net of allowance for
               doubtful accounts of $301                                            3,653
        Inventory                                                                     766
        Prepaid expenses                                                              303
                                                                           ---------------
               Total current assets                                                 6,808

Property and equipment, at cost:
Leasehold improvements                                                                458
Furniture and equipment                                                             2,439
On-board equipment                                                                  2,998
                                                                           ---------------
                                                                                    5,895
Less--accumulated depreciation                                                     (3,357)
                                                                           ---------------
                                                                                    2,538

Assets held for resale                                                                 59
Notes receivable from employees                                                        32
Software development costs, net of accumulated
        amortization of $881                                                           32
Goodwill, net of accumulated amortization of $1,158                                13,603
Other assets, net of accumulated amortization of
        $3,037                                                                      2,521
                                                                           ---------------

Total assets                                                             $         25,593
                                                                           ===============

The accompanying notes are an integral part of these consolidated financial statements.

ALLIN CORPORATION & SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

    (Dollars in thousands)
          (Unaudited)

                                                                               May 31
                                                                                1999
                                                                           ---------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
        Bank lines of credit                                             $          1,920
        Notes payable                                                                   1
        Accounts payable                                                              688
        Accrued liabilities:
               Compensation and payroll taxes                                         784
               Dividends on Series C convertible,
                     redeemable preferred stock                                       619
               Dividends on Series D redeemable
                     preferred stock                                                   14
               Other                                                                  745
        Current portion of deferred revenue                                           284
        Income taxes payable                                                           25
                                                                           ---------------
               Total current liabilities                                            5,080

Non-current portion of notes payable                                                1,003
Deferred income taxes                                                                  81
Commitments and contingencies

Shareholders' equity:
        Common stock, par value $.01 per share - authorized
               20,000,000 shares, issued 5,995,830 shares                              60
        Preferred stock, par value $.01 per share,
               authorized 100,000 shares:
               Series C redeemable preferred stock, designated,
                     issued and outstanding 25,000 shares                           2,500
               Series D convertible redeemable preferred stock,
                     designated, issued and outstanding
                     2,750 shares                                                   2,152
               Series E convertible redeemable preferred stock,
                     designated 2,000 shares, issued and
                     outstanding 1,926 shares                                       1,926
               Series F convertible redeemable preferred stock,
                     designated, issued and outstanding
                     1,000 shares                                                   1,000
        Additional paid-in-capital                                                 40,553
        Warrants                                                                      598
        Deferred compensation                                                         (39)
        Treasury stock at cost, 7,767 shares                                          (25)
        Retained deficit                                                          (29,296)
                                                                           ---------------
Total shareholders' equity                                                         19,429
                                                                           ---------------

Total liabilities and shareholders' equity                               $         25,593
                                                                           ===============

The accompanying notes are an integral part of these consolidated financial statements.

ALLIN CORPORATION & SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands, except per share data)
             (Unaudited)

                                                                            Five Months
                                                                               Ended
                                                                              May 31,
                                                                                1999
                                                                           ---------------
Revenue                                                                  $         10,276

Cost of sales                                                                       6,581
                                                                           ---------------

Gross profit                                                                        3,695

Selling, general & administrative                                                   5,094
                                                                           ---------------

Loss from operations                                                               (1,399)

Interest expense, net                                                                 131
                                                                           ---------------

Loss before provision for income taxes                                             (1,530)

Provision for income taxes                                                             19
                                                                           ---------------

Loss from continuing operations                                                    (1,549)

Gain on disposal of segment                                                            (5)
                                                                           ---------------

Net loss                                                                           (1,544)

Accretion and dividends on preferred stock                                            345
                                                                           ---------------

Net loss attributable to common shareholders                             $         (1,889)
                                                                           ===============

Loss per common share from continuing operations
        attributable to common shareholders -
        basic and diluted                                                $          (0.32)
                                                                           ===============

Income (loss) per common share from discontinued
        operations - basic and diluted                                   $           0.00
                                                                           ===============

Net loss per common share attributable to common
        shareholders  - basic and diluted                                $          (0.32)
                                                                           ===============

Weighted average shares outstanding - basic and diluted                         5,969,162
                                                                           ---------------

The accompanying notes are an integral part of these consolidated financial statements.

ALLIN CORPORATION & SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

       (Dollars in thousands)
        (Unaudited)

                                                                            Five Months
                                                                               Ended
                                                                              May 31,
                                                                                1999
                                                                           ---------------
Cash flows from operating activities:
        Net loss                                                         $         (1,544)
        Adjustments to reconcile net loss to net cash flows
           from operating activities:
               Depreciation and amortization                                        1,040
               Amortization of deferred compensation                                  (25)
               Loss from writedown and sale of assets                                  93
        Changes in certain assets and liabilities:
               Accounts receivable                                                   (885)
               Inventory                                                             (323)
               Prepaid expenses                                                        16
               Assets held for resale                                                 (44)
               Other assets                                                             2
               Accounts and notes payable                                             113
               Accrued liabilities                                                    360
               Income taxes payable                                                   (87)
               Deferred revenues                                                      208
                                                                           ---------------
           Net cash flows from operating activities                      $         (1,076)
                                                                           ---------------

Cash flows from investing activities:
        Proceeds from sale of assets                                     $             21
        Proceeds from note receivable related to
               sale of subsidiary                                                     463
        Capital expenditures                                                          (87)
                                                                           ---------------
           Net cash flows from investing activities                      $            397
                                                                           ---------------

Cash flows from financing activities:
        Net borrowing on lines of credit                                 $            414
        Payment of dividends on Series B preferred stock                              (82)
        Debt acquisition costs                                                         (1)
        Repayment of note payable                                                     (74)
        Repayment of capital lease obligations                                         (2)
                                                                           ---------------
           Net cash flows from financing activities                      $            255
                                                                           ---------------

Net change in cash and cash equivalents                                  $           (424)
Cash and cash equivalents, beginning of period                                      2,510
                                                                           ---------------
Cash and cash equivalents, end of period                                 $          2,086
                                                                           ===============

The accompanying notes are an integral part of these consolidated financial statements.

                       Allin Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements


1.  Basis of Presentation

  The information contained in these financial statements and notes for the five-month period ended May 31, 1999 should be read in conjunction with the audited financial statements and notes for the years ended December 31, 1997 and 1998, contained in Allin Corporation's (the "Company") Annual Report on Form 10-K for the year ended December 31, 1998. The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission. These interim statements do not include all of the information and footnotes required for complete financial statements. It is management's opinion that all adjustments (including all normal recurring accruals) considered necessary for a fair presentation have been made; however, results for these interim periods are not necessarily indicative of results to be expected for the full year.

  Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its subsidiaries. The Company is the sole shareholder of all of its subsidiaries. It is the Company's policy to consolidate all majority-owned subsidiaries where the Company has control. All significant intercompany accounts and transactions have been eliminated.

  Disposal of Segment

  On September 30, 1998, the Company sold all of the issued and outstanding capital stock of SportsWave, Inc. ("SportsWave"), a wholly-owned subsidiary. The sale of SportsWave represents the disposal of a segment since SportsWave comprised the entirety of the Company's sports marketing business. An adjustment to the gain recorded on the disposal of SportsWave was recorded during the five-month period ended May 31, 1999. The adjustment to the gain on disposal is presented after loss from continuing operations.

  Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue and Cost of Sales Recognition

  Allin Corporation of California ("Allin Consulting-California") and Allin Consulting of Pennsylvania, Inc. ("Allin Consulting-Pennsylvania") charge consulting fees, typically on an hourly basis, to their clients for their technology consulting services. Revenue and related cost of sales are recognized as services are performed.

  Allin Interactive Corporation's ("Allin Interactive") recognition method for revenue and cost of sales for systems integration services and fixed price consulting services is determined based on the size and expected duration of the project. For systems integration and fixed price consulting projects in excess of $250,000 of revenue and expected to be of greater than 90 days duration, the Company recognizes revenue and cost of sales based on percentage of completion. For all other projects, revenue and cost of sales are recognized upon completion of the project. Time based consulting revenue and cost of sales are recognized as services are performed. Interactive television transactional revenue and management fees and any associated cost of sales are recognized as the services are performed.

  Allin Digital Imaging Corp. ("Allin Digital") recognizes revenue and cost of sales for systems integration services upon completion of the respective projects. Revenue and associated cost of sales for equipment and consumable sales is recognized upon shipment of the product. Technology support fees and associated cost of sales are recognized as services are performed.

  Allin Network Products, Inc. ("Allin Network") recognizes revenue and associated cost from the sale of products at the time the products are shipped.

  Earnings Per Share

  Earnings per share ("EPS") of common stock have been computed in accordance with Financial Accounting Standards Board Statement No. 128, "Earnings Per Share" ("SFAS No. 128"). The shares used in calculating basic and diluted EPS includes the weighted average of the outstanding common shares of the Company, excluding 18,901 shares of outstanding restricted stock for the five-month period ended May 31, 1999. The restricted stock, outstanding stock options and the Company's convertible preferred stock would all be considered dilutive securities under SFAS No. 128; however, these securities have not been included in the calculation of diluted EPS, for the applicable periods, as their effect would be anti-dilutive. The additional shares that would have been included in the diluted EPS calculation, if their effect was not anti-dilutive, were 18,901 for the five-month period ended May 31, 1999.

  Inventory

  Inventory, consisting principally of digital photography equipment and software, and computer hardware, software and communications equipment, is stated at the lower of cost (determined on the first-in, first-out method) or market.

  Software Development Costs

  Costs of software development are capitalized subsequent to the project achieving technological feasibility and prior to market introduction. Prior to the project achieving technological feasibility and after market introduction, development costs are expensed as incurred. Amortization of capitalized software costs for internally developed software products and systems is computed on a product-by-product basis over a three-year period.

  Financial Instruments

  As of May 31, 1999, the Company's Consolidated Balance Sheet includes a note payable to a shareholder which relates to the acquisition of Allin Consulting-California. The note payable is recorded at the face value of the instrument. The Company accrues interest at a fixed rate and anticipates making interest payments in the future in accordance with the terms of the note. All other financial instruments are classified as current and will be utilized within the next operating cycle.

  Supplemental Disclosure Of Cash Flow Information

  Cash payments for income taxes were approximately $169,000 during the five months ended May 31, 1999. Cash payments for interest were approximately $104,000 during the five months ended May 31, 1999.

  Dividends of approximately $115,000 were accrued but unpaid during the five-month period ended May 31, 1999 on Series A convertible, redeemable preferred stock and Series B redeemable preferred stock.

2. Preferred Stock

  The Company has authorized the issuance of 100,000 shares of preferred stock with a par value of $.01 per share. Of the authorized shares, 40,000 have been designated as Series A Convertible Redeemable Preferred Stock, 5,000 as Series B Redeemable Preferred Stock, 25,000 as Series C Redeemable Preferred Stock, 2,750 as Series D Convertible Redeemable Preferred Stock, 2,000 as Series E Convertible Redeemable Preferred Stock and 1,000 as Series F Convertible Redeemable Preferred Stock.

  Exchange of Series A Convertible Redeemable Preferred Stock for Series C Redeemable Preferred Stock

     On May 31, 1999, the holders of all of the 25,000 outstanding shares of the Company's Series A preferred stock, which had been issued in August 1996, exchanged their shares for a like number of shares of the Company's Series C preferred stock, having a liquidation preference of $100 per share.
     There is no mandatory redemption date for the Series C preferred stock whereas mandatory redemption had been required on June 30, 2006 for the Series A preferred stock. Series C preferred stock earns dividends at the rate of 8% per annum, compounded quarterly, until June 30, 2006, when the Company will be obligated to pay accrued dividends, subject to legally available funds. Any accrued dividends on the Series C preferred stock not paid by this date will compound thereafter at a rate of 12% per annum. After June 30, 2006, dividends on the Series C preferred stock will accrue and compound at a rate of 12% per annum and will be payable quarterly, subject to legally available funds. Accrued but unpaid dividends on Series C preferred stock were approximately $619,000 as of May 31, 1999. The Company's current credit agreement with S&T Bank prohibits payment of dividends on Series C preferred stock during the term of the agreement.

  Exchange of Series B Redeemable Preferred Stock for Series D Convertible Redeemable Preferred Stock

     On May 31, 1999, the holders of all of the 2,750 outstanding shares of the Company's Series B preferred stock, which had been issued in August 1998, exchanged their shares for a like number of shares of the Company's Series D preferred stock having a liquidation preference of $1,000 per share. There is no mandatory redemption date for the Series D preferred stock whereas mandatory redemption had been required for Series B preferred stock on the earlier of August 13, 2003 or following certain asset sales by the Company, as defined in the Certificate of Designation for Series B Preferred Stock, which is filed as an exhibit to the Company's Current Report on Form 8-K dated as of August 13, 1998. Series D preferred stock earns dividends at the rate of 6% per annum, payable and compounded quarterly. Series D preferred stock is convertible into the Company's common stock on terms identical to those of Series B preferred stock.
     Until and including August 13, 1999, the first anniversary of the original issuance of the Series B preferred shares, each Series D share will be convertible into the number of shares of common stock determined by (a) dividing 1,000 by $3.6125, which is 85% of the $4.25 per share price prior to the date of closing of the acquisition of Allin Consulting-Pennsylvania or (b) if it results in a greater number of shares of common stock, dividing 1,000 by the greater of (i) 85% of the closing price of the common stock as reported by The Nasdaq Stock Market ("Nasdaq") on the trading date prior to the date of conversion, or (ii) $2.00. After the first anniversary of the original issuance of Series B preferred shares, each share of Series D preferred stock is convertible into the number of shares of common stock determined by (a) above, or if it results in a greater number of shares of common stock, dividing 1,000 by 85% of the closing price of the common stock as reported by Nasdaq on the first trading date following the first anniversary of the closing date.

Exchange of Promissory Note for Series E Convertible Redeemable Preferred
Stock

     On May 31, 1999, the holder of a promissory note issued by the Company in connection with the acquisition of Allin Consulting-Pennsylvania, with an outstanding principal balance of approximately $1,926,000 exchanged the promissory note for 1,926 shares of the Company's Series E preferred stock having a liquidation preference of $1,000 per share. There will be no mandatory redemption date for the Series E preferred stock. Series E preferred stock earns dividends at the rate of 6% per annum, payable quarterly, subject to legally available funds. The promissory note would have converted to the Company's common stock if the principal balance was not repaid prior to August 13, 2000. Series E preferred stock is convertible to the Company's common stock on terms substantially identical to those of the promissory note. If not redeemed by the Company earlier, outstanding Series E preferred stock will automatically convert as of August 13, 2000 into the number of shares of the Company's common stock equal to the amount obtained by dividing the liquidation preference of the outstanding shares of Series E preferred stock plus accrued and unpaid dividends, if any, by (i) $4.406 or (ii) at the holder's option, the average of the bid and asked prices of the common stock for the thirty days preceding August 13, 2000, subject to a $2.00 minimum price. Upon the happening of certain events, the holder of Series E preferred stock will be able to convert the shares of the Series E preferred stock into the Company's common stock prior to August 13, 2000.

  Exchange of Promissory Note for Series F Convertible Redeemable Preferred
  Stock

     On May 31, 1999, the holder of a promissory note issued by the Company in connection with the acquisition of Allin Consulting-California, with an outstanding principal balance of $2,000,000 agreed to a reduction in the principal amount of the promissory note by $1,000,000 in exchange for 1,000 shares of the Company's Series F preferred stock having a liquidation preference of $1,000 per share. There will be no mandatory redemption date for the Series F preferred stock. Series F preferred stock earns dividends at the rate of 7% per annum. The dividends will accrue until April 15, 2000, when accrued dividends will be payable subject to legally available funds. Dividends will be payable and will compound quarterly after April 15, 2000, subject to legally available funds. Series F preferred stock is convertible to the Company's Common Stock until the earlier of May 31, 2004 or the Company's redemption of the Series F preferred shares. Until and including May 31, 2000, Series F preferred stock is convertible into the number of shares of the Company's common stock equal to the amount obtained by (i) dividing 1000 by 85% of the closing price of the common stock as reported by Nasdaq on the last trading date prior to the issuance of Series F preferred stock or (ii) if it results in a greater number of common shares, dividing 1000 by the greater of (a) 85% of the closing price of the common stock as reported by Nasdaq on the last trading date prior to conversion or (b) 47.1% of the closing price of the common stock as reported by Nasdaq on the last trading date prior to the issuance of Series F preferred stock. From June 1, 2000 until May 31, 2004, Series F preferred stock will be convertible into the number of shares of the Company's common stock equal to the amount obtained by (i) dividing 1000 by 85% of the closing price of the common stock as reported by Nasdaq on the last trading date prior to the issuance of Series F preferred stock or (ii) if it results in a greater number of common shares, dividing 1000 by the greater of (a) 85% of the closing price of the common stock as reported by Nasdaq on the last trading date prior to the first anniversary of the date of issuance of the Series F preferred stock or (b) 47.1% of the closing price of the common stock as reported by Nasdaq on the last trading date prior to the issuance of Series F preferred stock.

     The amended and restated promissory note is not convertible to the Company's common stock. Inclusion of the convertibility feature in the Series F preferred stock for which a portion of the note was exchanged resulted in the issuance of preferred stock with a non-detachable conversion feature that is "in the money" at the date of issuance. Therefore, a beneficial conversion feature was recognized by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in-capital during May 1999, when the Series F preferred stock was issued. The value of the beneficial conversion feature, approximately

     $176,000, was calculated by determining the number of common shares that would be issued assuming conversion at the market price at the date of issuance and the number to be issued at the conversion price and multiplying the difference in number of common shares by the market price. The beneficial conversion feature was treated as an immediate dividend to the Series F preferred shareholder since the Series F preferred shareholder had rights for immediate conversion. Consequently, the value of the beneficial conversion feature represented a dividend that would accrete immediately upon approval. Since the Company had an accumulated deficit as of the issuance date, the accretion was netted against additional paid-in-capital rather than accumulated deficit, resulting in no net change to shareholders' equity. The beneficial conversion feature results in additional accretion of preferred stock in determining net loss available to common shareholders during 1999, which resulted in lower earnings per share. The beneficial conversion feature will not otherwise impact the earnings per share calculations during periods in which the Company has net losses as the effect would be anti-dilutive.

3. Liability for Employee Termination Benefits

  The Company recognizes liabilities for involuntary employee termination benefits in the period management approves the plan of termination if during that period management has approved and committed to the plan of termination and established the benefits to be received; communicated benefit plans to employees; identified numbers, functions and locations of anticipated terminations; and the period of time for the plan of termination indicates significant changes are not likely.

  A reorganization charge of approximately $208,000 was recorded as of January 12, 1999 to establish a liability for severance costs associated with the termination of services of the Company's president. Associated expenses are reflected in Selling, general & administrative expenses on the Consolidated Statement of Operations during that period. As of May 31, 1999, approximately $83,000 of the amount accrued under the January 12, 1999 charge had been paid. The remaining balance, approximately $125,000, is included in accrued compensation and payroll taxes on the Consolidated Balance Sheet. It is anticipated that payments under this plan will be completed by January 2000.

  A reorganization charge of approximately $491,000 was recorded as of February 4, 1998 to establish a liability for separation costs associated with a plan for reorganization of operations, including the resignations of certain senior executives. Associated expenses are reflected in Selling, general & administrative expenses on the Consolidated Statement of Operations during that period. The plan included three positions including the Company's president, chief operating officer and an administrative assistant, all of whom have ceased employment with the Company. As of May 31, 1999, all of the amount accrued under the February 4, 1998 charge had been paid.

4. Equity Transactions

  A total of 340,398 options for common shares, exercisable at an average exercise price of $3.25 per share were awarded under the Company's 1998 Stock Plan during the five months ended May 31, 1999. The exercise prices of the options awarded ranged from $3.00 per share to $3.25 per share. Unless forfeited earlier, a total of 280,998 of the options will vest with respect to 20% of the shares subject to each grant on each of the first through fifth anniversaries of the grant date, except that 78,750 will vest earlier in the event of a change in control of the Company, as defined in certain employment agreements. A total of 60,000 of the options will vest on the earlier to occur of May 15, 2001 or a change in control of the Company. See Item 11 -- Executive Compensation of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 for additional information concerning the vesting of options in the event of a change in control of the Company. The right to exercise options to purchase shares expires seven years from the grant date or earlier for certain of the options if the option holder ceases to be employed by the Company or a subsidiary. Non-vested options to purchase 9,000 shares of common stock awarded under the Company's 1998 Stock Plan were forfeited under the terms of the Plan during the five months ended May 31, 1999. Options granted under the 1998 Stock Plan to purchase 331,398 shares of common stock remain outstanding as of May 31, 1999.

  During the five months ended March 31, 1999, vested options to purchase 1,160 shares and non-vested options to purchase 640 shares of common stock previously awarded under the Company's 1997 Stock Plan were forfeited under the terms of the Plan. There were no options awarded under the 1997 Stock Plan during the five months ended May 31, 1999. Options granted under the 1997 Stock Plan to purchase 289,200 shares of common stock remain outstanding as of May 31, 1999.

  During the five months ended May 31, 1999, non-vested options to purchase 23,500 shares of common stock previously awarded under the Company's 1996 Stock Plan were forfeited under the terms of the Plan. There were no options awarded under the 1996 Stock Plan during the five months ended May 31, 1999. Options granted under the 1996 Stock Plan to purchase 209,900 shares of common stock remain outstanding as of May 31, 1999.

  During the five months ended May 31, 1999, a total of 5,967 restricted shares of the Company's common stock were forfeited due to their holders' termination of employment. The forfeited restricted stock reverted to treasury stock, which the Company has recorded at cost.

5.  Industry Segment Information

  Basis for Determining Segments

  The Company has determined the segments reported based on the types of services and products offered, which is consistent with management's method of evaluating the financial performance of segments.

  The term "Allin Consulting" is used to denote the collective operations of Allin Consulting-California and Allin Consulting-Pennsylvania. Allin Consulting provides technology consulting services oriented around solutions areas meeting customer needs for information technology infrastructure, business operations, and electronic business technology services. Segments related to Allin Consulting's operations include Information Technology Infrastructure, Business Operations, Electronic Business and Other, which reflects operational activity not attributable to the identified segments.

  The term "Interactive Media Solutions & Product Sales" is used to denote collectively the Company's operational activity related to interactive television and digital photography systems and applications as well as computer hardware and software sales. Allin Interactive provides specialized systems integration, consulting and operational services related to interactive television systems and applications. Allin Digital provides specialized systems integration and technical support for digital photography systems and also sells ancillary products related to digital photography operations. Allin Network sells computer hardware and software. These operations are grouped together, and are differentiated from the Company's other technology consulting solutions areas, because of the specialized nature of the interactive technology and because the sales activity and strategies for these operations involve projects with significant equipment components in addition to consulting expertise. Segments related to these operations include Interactive Television Systems Integration & Consulting, Interactive Television Transactional Revenue & Management Fees, Digital Imaging Systems Integration & Ancillary Products and Computer Hardware and Software Sales.

  Measurement Method

  The Company's basis for measurement of segment revenue, gross profit and assets is consistent with that utilized for the Company's Consolidated Statements of Income and Consolidated Balance Sheets. There are no differences in measurement method.

Revenue

  Information on revenue derived from external customers is as follows:

                                                                                   Revenue from
(Dollars in thousands)                                                               External
                                                                                     Customers
Five Month Period ended May 31                                                         1999
                                                                               ------------------
Allin Consulting Solutions Areas:
Information Technology Infrastructure                                                     $ 1,714
Business Operations                                                                         5,742
Knowledge Management                                                                          125
Electronic Business                                                                            12
Other                                                                                         123
                                                                               ------------------
  Total Allin Consulting                                                                  $ 7,716

Interactive Media Solutions & Product Sales:
Interactive Television Systems Integration & Consulting                                   $   455
Interactive Television Transactional Revenue & Management Fees                                875
Digital Imaging Systems Integration & Ancillary Products                                    1,030
Computer Hardware & Software Sales                                                            200
                                                                               ------------------
  Total Interactive Media Solutions & Product Sales                                       $ 2,560
                                                                               ------------------


  Consolidated Revenue from External Customers                                            $10,276
                                                                               ==================

  Certain of the Company's segments have also performed services for related entities in other segments. All revenue recorded for these services is eliminated in consolidation. The Company does not break down technology consulting services performed for related entities into further segments. Information on revenue derived from services for related entities in other segments is as follows:

                                                                                  Revenue from
(Dollars in thousands)                                                               Related
                                                                                    Entities
Five Month Period ended May 31                                                         1999
                                                                               -------------------

Technology Consulting                                                                        $  89
Interactive Television Systems Integration & Consulting                                         33
Computer Hardware & Software Sales                                                             137
                                                                               -------------------

  Total Revenue from Related Entities in Other Segments                                      $ 259
                                                                               ===================

  Gross Profit

  Gross profit is the segment profitability measure that the Company's management believes is determined in accordance with the measurement principles most consistent with those used in measuring the corresponding amounts in the Company's consolidated financial statements. Revenue and cost of sales for services performed for related entities is eliminated in calculating gross profit. Information on gross profit is as follows:

(Dollars in thousands)                                                          Gross Profit
Five Month Period ended May 31                                                      1999
                                                                         ------------------------
Allin Consulting Solutions Areas:
Information Technology Infrastructure                                                      $  751
Business Operations                                                                         1,691
Knowledge Management                                                                           49
Electronic Business                                                                             6
Other                                                                                         (43)
                                                                         ------------------------
  Total Allin Consulting                                                                   $2,454

Interactive Media Solutions & Product Sales:
Interactive Television Systems Integration & Consulting                                    $  241
Interactive Television Transactional Revenue & Management Fees                                757
Digital Imaging Systems Integration & Ancillary Products                                      209
Computer Hardware & Software Sales                                                             34
                                                                         ------------------------
  Total Interactive Media Solutions & Product Sales                                        $1,241
                                                                         ------------------------

  Consolidated Gross Profit                                                                $3,695
                                                                         ========================

Item 7c.  Exhibits

Exhibit
Number                           Description of Exhibit
------                           ----------------------

4.1 Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series C Redeemable Preferred Stock of Allin Corporation

4.2 Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series D Convertible Redeemable Preferred Stock of Allin Corporation

4.3 Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series E Convertible Redeemable Preferred Stock of Allin Corporation

4.4 Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series F Convertible Redeemable Preferred Stock of Allin Corporation

4.5 Second Amended and Restated Promissory Note dated as of June 1, 1999 by and between Allin Corporation and Les Kent

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               ALLIN CORPORATION


Date: June 15, 1999                  By:   /s/ Richard W. Talarico
                                           -----------------------
                                           Richard W. Talarico
                                           Chairman and Chief Executive Officer

Date: June 15, 1999                  By:   /s/ Dean C. Praskach
                                           --------------------
                                           Dean C. Praskach
                                           Vice President-Finance and
                                           Chief Accounting Officer

Allin Corporation
Form 8-K
May 31, 1999
Exhibit Index


Exhibit
Number                         Description of Exhibit
------                         ----------------------

4.1 Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series C Redeemable Preferred Stock of Allin Corporation

4.2 Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series D Convertible Redeemable Preferred Stock of Allin Corporation

4.3 Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series E Convertible Redeemable Preferred Stock of Allin Corporation

4.4 Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series F Convertible Redeemable Preferred Stock of Allin Corporation

4.5 Second Amended and Restated Promissory Note dated as of June 1, 1999 by and between Allin Corporation and Les Kent